Two Harbors Investment Corp. Reports First Quarter 2022 Financial Results
Hedge Benefits of MSR Offset Historic Spread Widening in RMBS During Volatile Quarter

NEW YORK, May 4, 2022 - Two Harbors Investment Corp. (NYSE: TWO), an Agency + MSR mortgage real estate investment trust (REIT), today announced its financial results for the quarter ended March 31, 2022.
Quarterly Summary
•Reported book value of $5.53 per common share, representing a (2.9)% quarterly return on book value(1)
•Generated Comprehensive Loss of $60.3 million, representing an annualized return on average common equity of (12.2)%
•Reported Earnings Available for Distribution (EAD) of $61.7 million, or $0.18 per weighted average basic common share(2)
•Declared a first quarter common stock dividend of $0.17 per share
•Grew MSR portfolio with the acquisition of $37.2 billion unpaid principal balance (UPB) through the bulk channel and $7.9 billion UPB through the flow channel

“The first quarter was marked by historic repricing across the rates complex as market expectations converged with the Federal Reserve’s accelerated timeline to higher rates and quantitative tightening. Our portfolio performance in this challenging environment highlights the benefits of the paired Agency + MSR strategy and our active portfolio management,” stated Bill Greenberg, Two Harbors’ President, Chief Executive Officer and Chief Investment Officer. “After the significant spread widening in the quarter, we are poised to allocate capital to RMBS at fundamentally attractive valuations.”

(1)     Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2)    Earnings Available for Distribution is a non-GAAP measure. Please see page 11 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2022 and fourth quarter of 2021:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended March 31, 2022			Three Months Ended December 31, 2021
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Loss	$(60,322)	$(0.18)	(12.2)%	$(128,594)	$(0.38)	(24.7)%
GAAP Net Income (Loss)	$271,523	$0.79	54.9%	$(15,041)	$(0.05)	(2.9)%
Earnings Available for Distribution(1)	$61,746	$0.18	12.5%	$73,276	$0.22	14.1%

Operating Metrics
Dividend per common share	$0.17			$0.17
Annualized dividend yield(2)	12.3%			11.8%
Book value per common share at period end	$5.53			$5.87
Return on book value(3)	(2.9)%			(5.6)%
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses(4)	$13,968			$9,854
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity(4)	2.1%			1.4%
________________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $4.2 million for the first quarter of 2022 and $2.5 million for the fourth quarter of 2021 and nonrecurring expenses of $0.7 million for the first quarter of 2022 and $0.7 million for the fourth quarter of 2021.

Portfolio Summary
As of March 31, 2022, the company’s portfolio was comprised of $10.1 billion of Agency residential mortgage-backed securities (RMBS), Agency Derivatives and MSR as well as their associated notional hedges. Additionally, the company held $4.7 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of March 31, 2022 and December 31, 2021:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of March 31, 2022		As of December 31, 2021
	(unaudited)		(unaudited)
Agency
Fixed Rate	$6,950,536	68.9%	$7,140,913	76.0%
Other Agency(1)	37,868	0.4%	49,397	0.6%
Total Agency	6,988,404	69.3%	7,190,310	76.6%
Mortgage servicing rights(2)	3,089,963	30.6%	2,191,578	23.3%
Other	12,530	0.1%	12,304	0.1%
Aggregate Portfolio	10,090,897		9,394,192
Net TBA position(3)	4,730,645		4,240,371
Total Portfolio	$14,821,542		$13,634,563

Portfolio Metrics	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021
	(unaudited)	(unaudited)
Average portfolio yield(4)	3.90%	3.72%
Average cost of financing(5)	1.01%	0.73%
Net spread	2.89%	2.99%
________________
(1)Other Agency includes hybrid ARMs and Agency derivatives.
(2)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(3)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
(4)Average portfolio yield includes interest income on Agency RMBS and non-Agency securities and MSR servicing income, net of estimated amortization, and servicing expenses.
(5)Average cost of financing includes swap interest rate spread and amortization of upfront payments made or received upon entering.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of March 31, 2022	As of December 31, 2021
	(unaudited)	(unaudited)
Weighted average cost basis of Agency principal and interest securities(1)	$104.77	$104.66
Weighted average three month CPR on Agency RMBS	17.3%	27.7%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	99.3%	99.1%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	0.7%	0.9%
______________
(1)Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of March 31, 2022	As of December 31, 2021
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$229,415,913	$193,770,566
Gross coupon rate	3.2%	3.3%
Current loan size	$330	$322
Original FICO(2)	760	758
Original LTV	71%	72%
60+ day delinquencies	1.0%	1.3%
Net servicing fee	26.3 basis points	26.3 basis points

	Three Months Ended March 31, 2022	Three Months Ended December 31, 2021
	(unaudited)	(unaudited)
Fair value gains (losses)	$410,624	$(131,828)
Servicing income	$136,626	$125,511
Servicing expenses	$24,061	$21,605
Change in servicing reserves	$608	$(23)
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of March 31, 2022	As of December 31, 2021
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(1)	$4,622,000	$4,116,000
Interest rate swaps notional, utilized to economically hedge interest rate exposure (or duration)	$24,299,647	$20,387,300
Swaptions net notional, utilized as macroeconomic hedges	(2,761,000)	(1,761,000)
Total interest rate swaps and swaptions notional	$21,538,647	$18,626,300
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of March 31, 2022 and December 31, 2021:

March 31, 2022	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$7,472,656	0.40%	2.22	19
Repurchase agreements collateralized by MSR	400,000	3.88%	10.32	1
Total repurchase agreements	7,872,656	0.58%	2.63	20
Revolving credit facilities collateralized by MSR and related servicing advance obligations	570,761	3.78%	9.83	4
Term notes payable collateralized by MSR	397,074	3.26%	26.86	n/a
Unsecured convertible senior notes	281,403	6.25%	45.57	n/a
Total borrowings	$9,121,894

December 31, 2021	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$7,531,445	0.17%	2.15	19
Repurchase agreements collateralized by MSR	125,000	4.00%	5.95	1
Total repurchase agreements	7,656,445	0.24%	2.21	20
Revolving credit facilities collateralized by MSR and related servicing advance obligations	420,761	3.46%	14.50	4
Term notes payable collateralized by MSR	396,776	2.90%	29.82	n/a
Unsecured convertible senior notes	424,827	6.25%	32.34	n/a
Total borrowings	$8,898,809

Borrowings by Collateral Type	As of March 31, 2022		As of December 31, 2021
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$7,472,437		$7,531,274
Mortgage servicing rights and related servicing advance obligations	1,367,835		942,537
Other - secured	219		171
Other - unsecured(1)	281,403		424,827
Total	$9,121,894		$8,898,809

Debt-to-equity ratio at period-end(2)	3.5	:1.0	3.2	:1.0
Economic debt-to-equity ratio at period-end(3)	5.1	:1.0	4.7	:1.0

Cost of Funds Metrics	Three Months Ended March 31, 2022		Three Months Ended December 31, 2021
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	1.0%		1.0%
Agency RMBS and Agency Derivatives	0.3%		0.2%
Mortgage servicing rights and related servicing advance obligations(4)	4.1%		4.2%
Other - secured	2.2%		1.8%
Other - unsecured(1)(4)	6.6%		6.9%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.
(3)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.
(4)Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on May 5, 2022 at 9:00 a.m. ET to discuss first quarter 2022 financial results and related information. The conference call will be webcast live and accessible in the Investors section of the company’s website at www.twoharborsinvestment.com/investors. To participate in the teleconference, please call toll-free (877) 502-7185, approximately 10 minutes prior to the above start time. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. ET on May 5, 2022, through 12:00 p.m. ET on May 19, 2022. The playback can be accessed by calling (877) 660-6853, conference code 13727886. The call will also be archived on the company’s website in the News & Events section.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is an internally managed real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in St. Louis Park, MN. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state governmental authorities and GSEs in response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation with PRCM Advisers related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and earnings available for distribution per basic common share that exclude certain items. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, telephone (612) 453-4100.

Contact
Paulina Sims, Senior Director, Investor Relations, Two Harbors Investment Corp., (612)-446-5431, Paulina.Sims@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $7,139,506 and $7,005,013, respectively; allowance for credit losses $11,573 and $14,238, respectively)	$6,970,718	$7,161,703
Mortgage servicing rights, at fair value	3,089,963	2,191,578
Cash and cash equivalents	620,214	1,153,856
Restricted cash	855,930	934,814
Accrued interest receivable	25,160	26,266
Due from counterparties	302,302	168,449
Derivative assets, at fair value	58,496	80,134
Reverse repurchase agreements	138,625	134,682
Other assets	212,400	262,823
Total Assets	$12,273,808	$12,114,305
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$7,872,656	$7,656,445
Revolving credit facilities	570,761	420,761
Term notes payable	397,074	396,776
Convertible senior notes	281,403	424,827
Derivative liabilities, at fair value	127,529	53,658
Due to counterparties	187,891	196,627
Dividends payable	72,558	72,412
Accrued interest payable	9,991	18,382
Other liabilities	124,641	130,464
Total Liabilities	9,644,504	9,370,352
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 29,050,000 shares issued and outstanding ($726,250 liquidation preference)	702,550	702,550
Common stock, par value $0.01 per share; 700,000,000 shares authorized and 344,132,215 and 343,911,324 shares issued and outstanding, respectively	3,441	3,439
Additional paid-in capital	5,629,661	5,625,179
Accumulated other comprehensive (loss) income	(145,499)	186,346
Cumulative earnings	1,498,253	1,212,983
Cumulative distributions to stockholders	(5,059,102)	(4,986,544)
Total Stockholders’ Equity	2,629,304	2,743,953
Total Liabilities and Stockholders’ Equity	$12,273,808	$12,114,305

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,
	2022	2021
	(unaudited)
Interest income:
Available-for-sale securities	$44,647	$55,652
Other	199	457
Total interest income	44,846	56,109
Interest expense:
Repurchase agreements	8,343	8,470
Revolving credit facilities	5,676	4,695
Term notes payable	3,256	3,211
Convertible senior notes	5,042	6,350
Total interest expense	22,317	22,726
Net interest income	22,529	33,383
Other income:
(Loss) gain on investment securities	(52,342)	132,868
Servicing income	136,626	107,119
Gain on servicing asset	410,624	327,438
Loss on interest rate swap and swaption agreements	(38,041)	(15,599)
Loss on other derivative instruments	(101,762)	(276,011)
Other loss	(44)	(5,742)
Total other income	355,061	270,073
Expenses:
Servicing expenses	24,704	24,947
Compensation and benefits	12,193	8,188
Other operating expenses	6,625	7,487
Total expenses	43,522	40,622
Income before income taxes	334,068	262,834
Provision for income taxes	48,798	22,677
Net income	285,270	240,157
Dividends on preferred stock	13,747	17,216
Net income attributable to common stockholders	$271,523	$222,941
Basic earnings per weighted average common share	$0.79	$0.81
Diluted earnings per weighted average common share	$0.72	$0.74
Dividends declared per common share	$0.17	$0.17
Weighted average number of shares of common stock:
Basic	343,998,511	273,710,765
Diluted	384,822,202	311,465,060

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS, CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,
	2022	2021
	(unaudited)
Comprehensive loss:
Net income	$285,270	$240,157
Other comprehensive loss, net of tax:
Unrealized loss on available-for-sale securities	(331,845)	(271,453)
Other comprehensive loss	(331,845)	(271,453)
Comprehensive loss	(46,575)	(31,296)
Dividends on preferred stock	13,747	17,216
Comprehensive loss attributable to common stockholders	$(60,322)	$(48,512)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,	Three Months Ended December 31,
	2022	2021
	(unaudited)	(unaudited)
Reconciliation of Comprehensive loss to Earnings Available for Distribution:
Comprehensive loss attributable to common stockholders	$(60,322)	$(128,594)
Adjustment for other comprehensive loss attributable to common stockholders:
Unrealized loss on available-for-sale securities	331,845	113,553
Net income (loss) attributable to common stockholders	$271,523	$(15,041)

Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss (gain) on securities	52,394	(28,912)
Unrealized (gain) loss on securities	(1,166)	23,939
Provision for credit losses	1,114	3,347
Realized and unrealized (gain) loss on mortgage servicing rights	(410,624)	131,828
Realized loss on termination or expiration of interest rate swaps and swaptions	56,264	5,143
Unrealized gain on interest rate swaps and swaptions	(18,964)	(36,360)
Realized and unrealized loss on other derivative instruments	102,615	12,624
Other realized and unrealized losses (gains)	44	(1,856)
Other adjustments:
MSR amortization(1)	(67,179)	(64,631)
TBA dollar roll income(2)	22,405	34,781
U.S. Treasury futures income(3)	(329)	3,711
Change in servicing reserves	608	(22)
Non-cash equity compensation expense	4,161	2,525
Other nonrecurring expenses	689	665
Net provision for income taxes on non-EAD	48,191	1,535
Earnings available for distribution to common stockholders(4)	$61,746	$73,276

Weighted average basic common shares	343,998,511	335,100,737
Earnings available for distribution to common stockholders per weighted average basic common share	$0.18	$0.22
_____________
(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)EAD is a non-GAAP measure that we define as comprehensive loss attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and other nonrecurring expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and recurring cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.